UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2007
S&C Holdco 3, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-100717 (Commission File Number)	81-0557245 (IRS Employer Identification No.)

1770 Promontory Circle, Greeley, CO (Address of principal executive offices)		80634 (Zip Code)
Registrant’s telephone number, including area code: (970) 506-8000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Executive Retention Bonus Plan
First Amendment to Executive Employment Agreement
Press Release

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Adoption of Executive Retention Bonus Plan
     On May 24, 2007, Swift & Company (“Swift”), a wholly-owned subsidiary of S&C Holdco 3, Inc. (the “Registrant”), adopted the Swift & Company Executive Retention Bonus Plan (the “Retention Plan”) which became effective on May 25, 2007. The Retention Plan provides executive employees of Swift, Swift Beef Company, Swift Pork Company or a parent of Swift (collectively, the “Swift Group”), as selected by the executive committee of the board of directors of Swift (the “Participants”), with incentives to manage and preserve the business of Swift in the event of a Change in Control (as defined in the Retention Plan, and which definition includes the proposed merger described below under Item 7.01). Participants in the Retention Plan will be eligible to receive (i) a retention bonus (the “Retention Bonus”) and/or (ii) severance benefits (the “Severance Benefits”). Each Participant will enter into a Participation Agreement that sets forth the total Retention Bonus and/or Severance Benefits that the Participant is eligible to receive under the Retention Plan. Employees who have an employment agreement with the Swift Group are not eligible to participate in the Retention Plan. The following description of the Retention Plan does not purport to be complete and is qualified in its entirety by the Retention Plan, including the forms of Participation Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
     Retention Bonus
     Each Participant’s Retention Bonus as set forth in the Participant’s Participation Agreement consists of a continuation amount equal to 50% of the Retention Bonus and an integration amount equal to 50% of the Retention Bonus. A Participant will be eligible to receive the continuation amount if either (i) the Participant is employed by the Swift Group on the date a Change in Control is consummated or (ii) the Participant is no longer employed by the Swift Group on the date a Change in Control is consummated due to the termination of employment by the Participant for Good Reason (as defined in the Retention Plan), by the employer other than for Cause (as defined in the Retention Plan) or due to the Participant’s death or Disability (as defined in the Retention Plan). Payments of the continuation amount will be paid in a single lump sum cash payment as soon as practicable following the date on which a Change in Control is consummated.
     A Participant will be eligible to receive the integration amount if either (i) the Participant is employed by the Swift Group or its successor for a period of six months following the consummation of a Change in Control or (ii) the Participant is no longer employed by the Swift Group or its successor on the last day of such six-month period due to the termination of employment by the Participant for Good Reason, by the employer other than for Cause or due to the Participant’s death or Disability. Payments of the integration amount will be paid in a single lump sum cash payment as soon as practicable following the end of such six-month period or, if the Participant is no longer employed by the Swift Group or its successor on the last day of such six-month period as described in this paragraph, following the later of the date the Change in Control is consummated or the date of termination of the Participant’s employment.
     Severance Benefits
     For Participants who receive Severance Benefits, the Severance Benefits consist of (i) a severance bonus in an amount set forth in the Participant’s Participation Agreement, (ii) continuing participation in the Company’s health and welfare benefit programs for the period set forth in the Participant’s Participation Agreement and (iii) continuing participation in the Company’s executive outplacement policies for the period set forth in the Participant’s Participation Agreement. A Participant will be eligible to receive the Severance Benefits if the Participant’s employment with the Swift Group or its successor is terminated prior to the date that is twelve months following the consummation of a Change in Control by the Participant for Good Reason, by the employer other than for Cause or due to the Participant’s death or Disability. Payments of the severance bonus will be paid in a single lump sum cash payment, and the continuing participation in the health and welfare benefit programs and executive outplacement policies will commence, as soon as practicable following the later of the date the Change in Control is consummated or the date of termination of the Participant’s employment.
     Retention Plan Awards to Named Executive Officers
     The following Named Executive Officers have entered into Participation Agreements and are entitled to the following amounts to the extent such benefits are triggered under the Retention Plan:

Executive Officer	Amount of Retention Bonus	Amount of Severance Bonus
Matthew D. Wineinger President, Australian Meat Holdings Pty. Limited	$487,500	$487,500

Ted A. Miller Executive Vice President, North American Red Meat Operations	$637,500	$637,500

Donald F. Wiseman Senior Vice President, General Counsel and Secretary	$480,375	$480,375
Amendment of Employment Agreement
     On May 25, 2007, Swift and its ultimate parent Swift Foods Company (“Swift Foods”) and Sam Rovit, the President and Chief Executive Officer of Swift Foods and each of its U.S. subsidiaries, entered into an amendment to Mr. Rovit’s employment agreement with Swift Foods and Swift. The amendment to Mr. Rovit’s employment agreement provides that Mr. Rovit shall be entitled to receive a Retention Bonus as if Mr. Rovit were a Participant in the Retention Plan, in accordance with and subject to all of the terms and provisions of the Retention Plan, and that Mr. Rovit’s Retention Bonus shall be not less than $1,522,500. Mr. Rovit shall not be entitled to receive any Severance Benefits under the Retention Plan. The foregoing description of the amendment to Mr. Rovit’s employment agreement does not purport to be complete and is qualified in its entirety by the amendment, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
     On May 29, 2007, Swift issued a press release announcing that J&F Participações S.A. , a Brazilian corporation (“J&F”), which owns 77 percent of Brazil’s JBS S.A., Latin America’s largest beef processor, and HM Capital Partners LLC have entered into a definitive agreement under which J&F will acquire Swift in an all-cash transaction including $225 million in cash for all Swift stock held by HM Capital and Booth Creek Management Corporation and the assumption by J&F of approximately $1.2 billion in Swift debt plus all transaction-related expenses. A copy of the press release is furnished as Exhibit 99.1 hereto.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to “furnished” and not deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Swift & Company Executive Retention Bonus Plan (including the forms of Participation Agreement).

10.2	First Amendment to Executive Employment Agreement, dated May 25, 2007, by and among Swift Foods Company, Swift & Company and Sam Rovit.

99.1	Press release, dated May 29, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&C HOLDCO 3, INC.
By:	/s/ Donald F. Wiseman
Name:	Donald F. Wiseman
Title:	Senior Vice President, General Counsel and Secretary
Date: May 29, 2007